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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             CHAPARRAL STEEL COMPANY

                                                                              Jurisdiction
                         Subsidiary                                        of Incorporation
                         ----------                                        ----------------
Wholly-Owned:

Chaparral Steel Texas, Inc....................                                   Delaware
Chaparral Steel Holdings, Inc.................                                   Delaware
Chaparral Steel Trust.........................                                   Delaware
Chaparral Steel Midlothian, LP................                                   Delaware
Castelite Steel Products, Inc..................                                  Texas

80% Owned:

America Steel Transport, Inc..................                                   Texas




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